Exhibit 99.1

resTORbio, Inc. Announces Pricing of

Public Offering of Common Stock

BOSTON, Massachusetts, March 19, 2019 (GLOBE NEWSWIRE) – resTORbio, Inc. (“resTORbio” or the “Company”) (Nasdaq:TORC), a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat age-related diseases, today announced the pricing of an underwritten public offering of 7,200,000 shares of its common stock at a public offering price of $6.95 per share. resTORbio also granted the underwriters a 30-day option to purchase up to an additional 1,080,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $50.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares in the offering were sold by resTORbio. The offering is expected to close on or about March 22, 2019, subject to customary closing conditions.

BofA Merrill Lynch, SVB Leerink and Guggenheim Securities are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as co-manager for the proposed offering.

The shares are being offered by resTORbio pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on March 18, 2019. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from:

•	BofA Merrill Lynch, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001 (email: dg.prospectus_requests@baml.com); or

•	SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by emailing syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About resTORbio

resTORbio, Inc. is a clinical stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat age-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiovascular and central nervous systems.

Forward-Looking Statements

This press release contains “forward-looking statements” of resTORbio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, those relating to resTORbio’s expectations regarding the anticipated closing of the public offering. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause resTORbio’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in resTORbio’s most recent annual report on Form 10-K filed on March 18, 2019 and any subsequent quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in resTORbio’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the public offering filed with the SEC. All information in this press release is as of the date of the release, and resTORbio undertakes no duty to update this information unless required by law.

Investor Contact

Jennifer Robinson

resTORbio, Inc.

857-772-7029

jrobinson@restorbio.com

Media Contact

Amir Khan

Biosector 2

212-462-8767

Amir.Khan@Syneoshealth.com